                                                                     EXHIBIT 1.1



                                 [      ] SHARES

                              PREMIER BANCORP, INC.

                            SERIES A PREFERRED STOCK

                              ---------------------

                             UNDERWRITING AGREEMENT

                              ---------------------

                                                [  ], 2002



BOENNING & SCATTERGOOD, INC.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428-2979

Ladies and Gentlemen:


      Premier Bancorp, Inc., a Pennsylvania corporation (the "Company"),
proposes to sell to Boenning & Scattergood, Inc. (the "Underwriter") [       ]
shares (the "Firm Shares") of Series A __% Non-Cumulative Perpetual Preferred Stock, no par value, of the Company (the "Preferred Stock"). The Firm Shares shall be offered to the public at a public offering price of $[ ] per Firm Share (the "Offering Price").


      In order to cover over-allotments in the sale of the Firm Shares, the
Underwriter has an option to purchase for its own account up to [             ]
additional shares (the "Optional Shares") of Preferred Stock from the Company. The Firm Shares and the Optional Shares are referred to herein collectively as the "Offered Shares." If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein.

      The Company, intending to be legally bound, hereby confirms its agreement with the Underwriter as follows:

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

            (a) The Company has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times, and has filed with the SEC a registration statement on Form S-2 (File No. 333-87420), and one or more amendments thereto, for the purpose of registering the Offered Shares (or a portion of the Offered Shares if a "Rule 462(b) Registration Statement," as defined below, has been or is to be filed) under the Act. The Company similarly may have prepared or may prepare an additional registration statement on Form S-2 with respect to a portion of the Offered Shares pursuant to Rule 462(b) of the Regulations and, if so prepared or if to be so prepared, such additional registration statement has been or will be filed pursuant to Rule 462(b) of the Regulations. The term "Rule 462(b) Registration Statement" means such additional registration statement, if any, filed pursuant to Rule 462(b) of the Regulations, including, without limitation, all exhibits thereto, the contents of the earlier registration statement incorporated therein by reference, and any price-related information included therein, but omitted from the earlier registration statement in reliance on Rule 430A of the Regulations. Copies of all such registration statements (or the form thereof in the case of a Rule 462(b) Registration Statement that has not yet been filed), and any amendments thereto, and all forms of the related prospectus contained therein, will be delivered to the Underwriter. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 6(a) of this Agreement, and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations, and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, is hereinafter called the "Prospectus." All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by reference. If the Company files a Rule 462(b) Registration Statement, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

            (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to issue any such stop order, nor is the SEC contemplating instituting proceedings with respect to such an order. No stop order suspending the sale of the Offered Shares in any jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof has been issued, no proceedings for that purpose have been instituted or threatened, and no such governmental body is contemplating issuing any such stop order. The Company has complied with all requests of the SEC, or requests of which the Company has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Underwriter as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus. Each Preliminary Prospectus conformed to all the requirements of the Act and the Regulations as of its date and the Preliminary Prospectus dated [ ], 2002 did not as of its date contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in any Preliminary Prospectus made in reliance upon and in conformity with information supplied to the Company in writing by or on behalf of any Underwriter expressly for use therein. The Registration Statement, on the date on which it was declared effective by the

SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 3 hereof) and on any Option Closing Date (as defined in
Section 4(b) hereof), conformed and will conform to all the requirements of the Act and the Regulations, and did not and will not, on any of such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

            (c) There is no document or contract of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed as required. The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, and the Rules and Regulations of the Act and the Exchange Act, at the time such documents were filed with the SEC. In addition, any documents filed with the SEC and incorporated by reference subsequent to the Effective Date of the Registration Statement shall, when so filed, conform with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations thereof. No documents incorporated by reference into the Prospectus, when filed (or if amendments to such documents, when such amendment was filed), contained any untrue statement of material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (d) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business as described in the Prospectus, except where the failure to obtain such licenses, permits, certifications, registrations, approvals, consents and franchises would not have a Material Adverse Effect, and to execute, deliver and perform this Agreement. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and is and, at the Closing Date and Option Closing Date will be in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Company has made a valid election with the Federal Reserve Board to be a "financial holding company" as defined pursuant to applicable regulations of the Federal Reserve Board, such election remains in effect, and no event or circumstance has occurred or exists which would result in the ineligibility of the Company to be a financial holding company or to engage in new activities pursuant to the authorities granted to financial holding companies and not available to bank holding companies. Each of Premier Bank, a Pennsylvania bank, PBI Capital Trust, a Delaware statutory business trust, Lenders Abstract, LLC, a Pennsylvania limited liability company, and Premier Bank Insurance Services, LLC, a Pennsylvania limited liability company, is a direct or indirect wholly-owned subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries"). The Company does not have any subsidiaries other than the Subsidiaries. Each Subsidiary is duly organized, validly existing

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and in good standing under the laws of the jurisdiction in which it was organized, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consent and franchises to own or lease and operate its properties and conduct its current business. The Company and each Subsidiary is duly qualified to do business as foreign entities, and are in good standing, in all jurisdictions in which such qualification is required, except where any such failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the Business Condition (as defined in Section 1(p) below) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").



            (e) The outstanding shares of capital stock and other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock, equity interests or ownership interests in the Subsidiaries, or securities convertible into or exchangeable for capital stock or equity interests of, or other ownership interests in, the Subsidiaries, are outstanding. Except as disclosed in this Prospectus, and except for loans made or investment securities acquired in the ordinary course of business, neither the Company nor any of the Subsidiaries owns any stock or other interest whatsoever, whether equity or debt, in any corporation, partnership or other entity other than the Company's ownership of the Subsidiaries.


            (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that, as to this Agreement, the rights to indemnity and contribution set forth herein may be limited by federal and state securities laws or principles of public policy.

            (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein, do not and will not, with or without the giving of notice, the lapse of time, or both,
(i) conflict with any term or provision of the Company's and each of the Subsidiaries' Articles or Certificate of Incorporation, Certificate of Organization or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Subsidiaries, or require any payment by the Company or the Subsidiaries or impose any liability on the Company or the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of their properties are bound or affected; (iii) assuming compliance with Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. (the "NASD"), and the rules and regulations of the American Stock Exchange LLC (the "AMEX") applicable to the offer and sale of the Offered Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of its respective properties or businesses or (iv) result in a breach, termination or lapse of the Company's or the Subsidiaries' corporate power and authority to own or lease and operate its respective properties and conduct their respective businesses.

            (h) At the date or dates indicated in the Prospectus, the Company had the duly authorized and outstanding capitalization set forth in the Prospectus under the heading "Capitalization" and will have, upon the issuance of the Firm Shares on the Closing Date, the as adjusted capitalization set forth therein as of the date indicated in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in or contemplated by the Prospectus. The information in the Prospectus, insofar as it relates to all outstanding options and other rights to acquire securities of the Company as of the Effective Date, and immediately prior to the Closing Date and any Option Closing Date, is true and correct, except to the extent that any such options and/or other equity rights are exercised, are terminated or expire prior to the Closing Date or any Option Closing Date.

            (i) The currently outstanding shares of the Company's capital stock, have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company's capital stock has been issued in violation of any right of first refusal or first offer or any preemptive rights (in any case whether statutory, contractual or otherwise). The holders of the outstanding shares of the Company's capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of the Company's capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding common stock, the Offered Shares being issued and the outstanding options to purchase shares of common stock conform in all material respects with the descriptions thereof in the Prospectus, to the extent set forth therein, and such descriptions conform in all material respects with the instruments defining the same.

            (j) When the Offered Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Offered Shares (to the extent certificates are issued) when duly delivered against payment therefor as contemplated herein, will be in proper legal form under, and conform in all respects to the requirements of, the Pennsylvania Business Corporation law, as amended (the "PBCL"). Other than as described in the Prospectus, all of which have been waived in connection with the offering and sale of the Offered Shares pursuant to the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of Offered Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any capital stock of the Company or any rights to convert or have redeemed or otherwise receive from the Company anything of value with respect to any other security of the Company owned by such holder.

            (k) No consent, approval, authorization, order, registration, license or permit of, or filing or registration (other than those which have been obtained) with, any court, government, governmental agency (including the Comptroller of the Currency, the Federal Reserve Board and the Federal Deposit Insurance Corporation) , instrumentality or other regulatory body or official having jurisdiction over the Company and its Subsidiaries is required for the valid and legal execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except such as may be required for the registration of the Offered Shares under the Act, the Exchange Act, and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD and AMEX.


            (l) The Preferred Stock (including the Offered Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Preferred Stock are listed for trading on the American Stock Exchange, subject only to notice of issuance. Neither the Company, AMEX nor, to the Company's knowledge, any other person has taken any action designed to cause, or reasonably likely to result in, the termination of the registration of the Preferred Stock under the Exchange Act. The Company has not received any notification from the SEC or the AMEX that it is contemplating terminating such registration or inclusion of the Preferred Stock. The Common Stock, par value $0.33 per share, of the Company (the "Common Stock") is listed for trading on the AMEX. Neither the Company, AMEX nor, to the Company's knowledge any other person has taken any action designed to cause, or reasonably likely to result in, the termination of the registration of the Common Stock under the Exchange Act. The Company has not received any notification from the SEC or AMEX that it is contemplating terminating such registration or inclusion of the Preferred Stock. Neither the Company nor, to the Company's knowledge, any other person has taken any action designed to cause, or reasonably likely to result in, the termination of the registration of the Common Stock under the Exchange Act. The Company has not received any notification from the SEC or AMEX that it is contemplating terminating such registration or inclusion of the Common Stock.


            (m) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate and present or summarize fairly the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed, as required.

            (n) Each contract or other instrument (however characterized or described) to which the Company or the Subsidiaries is a party, or by which any of their respective properties, assets or businesses is bound or affected, has been duly and validly executed by the Company and, to the Company's knowledge, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company nor the Subsidiaries are, and to the knowledge of the Company, no other party is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default by the Company under any such contract or other instrument. All necessary consents required by the Company under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.


            (o) The consolidated financial statements of the Company (including the notes thereto) filed as part of the Preliminary Prospectus dated
[      ], 2002, the Prospectus and the Registration Statement present fairly the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles consistently applied ("GAAP"). The supporting notes and schedules included in the Registration Statement fairly present, the information required to be stated therein. The financial information included in the Prospectus under the captions "Summary Financial Information" and "Selected Consolidated Financial Information" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The adjustments to financial information included in the Prospectus under the caption "Capitalization" have been properly applied to the historical amounts in the compilation of that information to reflect the
sale by the Company of [        ] shares of Preferred Stock offered thereby at
the actual price set forth in the Prospectus and the application of the estimated net proceeds therefrom.


            (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any loss or damage to any material assets), or development involving a prospective material adverse change, in the properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects (collectively, the "Business Condition") of the Company and the Subsidiaries taken as a whole; (ii) any material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company or any of the Subsidiaries is a party or by which any of their respective properties, assets or businesses is bound or affected; (iii) any material transaction entered into by the Company or any of the Subsidiaries not in the ordinary course of its business; (iv) any dividend or distribution of any kind declared, paid or made by the Company or the Subsidiaries on its capital stock;
(v) any liabilities or obligations, direct or indirect, incurred by the Company or the Subsidiaries that are material to the Company and the Subsidiaries taken as a whole; (vi) any change in the capitalization of the Company or the Subsidiaries, except for the exercise, termination or expiration of options and/or other rights to acquire securities of the Company; or (vii) any change in the indebtedness of the Company or the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

            (q) The Company has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither the Company nor any of its officers, directors or affiliates has taken any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Stock or the Common Stock.

            (r) The Company and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by any of them to the extent that the same have become due. Neither the Company nor any of the Subsidiaries have executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax, and neither the Company nor any of the Subsidiaries is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiaries.

            (s) KPMG, LLP, which has given its report(s) on certain financial statements included as part of the Registration Statement, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to the Company.

            (t) Neither the Company nor any of the Subsidiaries are, in any material respect, in violation of, or in default under, any of the terms or provisions of (i) its Articles or Certificate of Incorporation, Certificate of Organization or Bylaws, or similar governing instruments, (ii) any material indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business or, (iv) any material license, permit, certification, registration, approval, consent or franchise.

            (u) There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before, or, to the knowledge of the Company, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company or any of the Subsidiaries are or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Preferred Stock or the Subsidiaries, or that, if determined adversely to the Company or the Subsidiaries would, in any case or in the aggregate, have a Material Adverse Effect nor, to the Company's knowledge, is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. To the knowledge of the Company, there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or the Subsidiaries from, or requiring the Company or the Subsidiaries to, take or refrain from taking, any action, or to which the Company or the Subsidiaries or their properties, assets or businesses are bound or subject.

            (v) The Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company's business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company and the Subsidiaries as described in the Prospectus (collectively, the "Intellectual Property"). Neither the Company nor any of the Subsidiaries has infringed, are infringing or has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property and the Company knows of no reasonable basis therefor. To the knowledge of the Company, no other parties have infringed upon or are in conflict with any Intellectual Property. Neither the Company nor any of the Subsidiaries is a party to, or bound by, any agreement, material to the conduct of the Company's and the Subsidiaries' business, pursuant to which royalties, honorariums or fees are payable by the Company or the Subsidiaries to any person by reason of the ownership or use of any Intellectual Property.

            (w) The Company and each Subsidiary has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus. The Company and each Subsidiary, as applicable, has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by the Company to be adequate, and maintains insurance against such other risks as management of the Company deems appropriate. All real and personal property leased by the Company as described or referred to in the Prospectus, is held by the Company under valid leases. The executive offices and other facilities of the Company or the Subsidiaries (the "Premises"), and all operations conducted thereon by the Company or the Subsidiaries in compliance with all foreign or domestic, federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws"). To the Company's knowledge, there are no conditions on, about, beneath or arising from the Premises, that might give rise to liability to the Company, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," each as defined herein, under any of the Environmental Laws, except as described in the Prospectus. Except as disclosed in the Prospectus,
(i) neither the Company nor any of the Subsidiaries has received written notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against the Company or the Subsidiaries or any portion of the Premises relating to any of the Environmental Laws, and (ii) neither the Company nor any of the Subsidiaries has received any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101 (23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

            (x) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (y) Except for the plans that are disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements ("Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans that are subject to ERISA are in compliance with ERISA, and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code. Neither the Company nor any of the Subsidiaries has any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA or any defined benefit plan or multi-employer plan. Neither the Company nor any of the Subsidiaries has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            (z) No labor dispute exists with any of the Company's or any of the Subsidiaries' employees, and to the Company's knowledge, no such labor dispute is threatened. Except as disclosed in the Prospectus, the Company has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or the Subsidiaries that could reasonably be expected to have a Material Adverse Affect. Except as disclosed in the Prospectus, none of the Company's employees is covered by a collective bargaining agreement and, to the knowledge of the Company, no union organizing activity exists with respect to any of such employees.

            (aa) Except as disclosed in the Registration Statement, neither the Company nor any of its officers or directors is a party to any arrangements or understandings, whether oral or written, nor has the Company or any such person made any payments for commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

            (bb) The conditions for the Company's use of Form S-2, set forth in the General Instructions thereto, in connection with the offer and sale by the Company of the Offered Shares pursuant to this Agreement and the Registration Statement have been satisfied.

            (cc) The deposit accounts of Premier Bank, a Subsidiary of the Company ("Premier"), are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation to the legal maximum, and no proceeding for the termination of revocation of such insurance is pending or threatened. Premier is a member in good standing of the Federal Home Loan Bank of Pittsburgh.

            (dd) Neither the Company nor any of its subsidiaries is, or upon consummation of the transactions contemplated hereby will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and the Company will use commercially reasonable efforts to ensure that its affairs and the affairs of its subsidiaries are conducted in the future so as not to become subject to the 1940 Act and the rules and regulations thereunder.

            (ee) No transaction has occurred or is proposed between or among the Company and any of its respective officers, directors or shareholders or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement and the Prospectus.

            (ff) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries have engaged in any transactions required to be disclosed in the Prospectus involving the purchase or disposition of property, the payment or distribution of cash or other property, the lending or borrowing of money, the guarantying of obligations, the provision of services or any similar transaction with (i) any shareholder who is known to the Company to beneficially own 5% or more of the common stock or any executive officer or director of the Company or the Subsidiaries, (ii) any entity in or for which any of the persons referred to in the preceding clause (i) is known to the Company to be an executive officer or director or (iii) any family member of any of such persons.


            (gg) None of the Company, the Subsidiaries, any officer, or director (when acting in his or her capacity as such officer or director) of the Company or any Subsidiary, or, to the knowledge of the Company, any employee, agent or other person acting on behalf of the Company or the Subsidiaries has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the business and financial conditions or operations of the Company and the Subsidiaries or any actual or proposed business transaction of the Company or the Subsidiaries that (i) could subject the Company or any of the Subsidiaries to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding or (ii) with respect to the Company or the Subsidiaries or any of any officer or director thereof, violates any law, rule or regulation known to the Company to which the Company or the Subsidiaries is subject.


            (hh) No unregistered securities of the Company have been sold by the Company or on behalf of the Company by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

            (ii) Any certificate signed by any officer of the Company in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

      2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein: (a) the Company shall sell the Firm Shares to the Underwriter at the Offering Price, less the underwriting discount shown on the cover page of the Prospectus, and the Underwriter shall purchase from the Company on a firm commitment basis, at the Offering Price less the underwriting discount shown on the cover page of the Prospectus, ________ Firm Shares. The Underwriter shall offer the Offered Shares to the public as set forth in the Prospectus.

      3. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds against delivery of the Firm Shares to the Underwriter at the offices of Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania for the account of the Underwriter. Such payment and delivery will be made at 10:00 a.m. EDT, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Underwriter. Such time and date are referred to herein as the "Closing Date." The certificates representing the Firm Shares to be sold and delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Closing Date, and, if certificated, will be made available to the Underwriter for inspection, checking and packaging at the office of the Company's transfer agent not less than one full business day prior to the Closing Date.

      4.    Option to Purchase Optional Shares.

            (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, on the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Underwriter is hereby granted an option by the Company to purchase all or any part of the Optional Shares ( the "Over-allotment Option"). The purchase price to be paid for the Optional Shares shall be the Offering Price less the underwriting discount shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

            (b) The Over-allotment Option granted hereby shall be exercised by the Underwriter giving notice to the Company by a letter sent by registered, certified or overnight express United States mail, postage prepaid, or by facsimile (such notice to be effective when received), addressed as provided in
Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given on or at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Underwriter that is at least three full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

            (c) Payment for the Optional Shares shall be made to the Company by wire transfer of immediately available funds against delivery of the Optional Shares to the Underwriter at the offices of Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania, for the account of the Underwriter. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Option Closing Date, and, if certificated, will be made available to the Underwriter for inspection, checking and packaging at the office of the Company's transfer agent at a reasonable time in advance of such Option Closing Date.

      5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

            (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing.

            (b) The Company will not file or publish any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus at any time before the completion (in the opinion of the Underwriter's counsel) of the distribution of the Offered Shares by the Underwriter that is not (i) in compliance with the Regulations and (ii) approved by the Underwriter.

            (c) The Company will advise the Underwriter immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus and (ix) of the suspension of the qualification of any of the Offered Shares for offering or sale in any jurisdiction in which the Underwriter intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to the Company. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

            (d) The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter has requested. The Company will deliver to the Underwriter, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may request. The Company hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Offered Shares are offered by the Underwriter and by all dealers to whom Offered Shares may be sold, both in connection with the offering and sale of the Offered Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. The Company has furnished or will furnish to the Underwriter at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriter may reasonably request.

            (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares for as long as may be necessary to complete the distribution of the Offered Shares as contemplated hereby.

            (f) The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Offered Shares, or exemption therefrom, for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Underwriter determines to offer the Offered Shares, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale of the Offered Shares. The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the listing of the Offered Shares on the AMEX.

            (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriter, a prospectus is required to be delivered under the Act or the Regulations), as a result of which the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriter, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriter such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) as the Underwriter may reasonably request. For purposes of this Section 5(g), the Company will provide such information to the Underwriter, the Underwriter's counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the Underwriter and the Underwriter's counsel such further information as each may from time to time request.

            (h) The Company will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

            (i) For a period of twelve months from the Effective Date, the Company will deliver to the Underwriter: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q filed with the SEC on the dates required and (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (iii) every material press release in respect of the Company or its affairs that is released or prepared by the Company.

            (j) For a period of twelve months from the Effective Date, the Company will deliver to the Underwriter such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request in writing, and which can be prepared or obtained by the Company without unreasonable effort or expense.


            (k) During the course of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Preferred Stock or cause or result in manipulation of the price of the Common Stock.

            (l) For a period of 180 days after the Effective Date, the Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any Preferred Stock or any securities convertible into or exercisable for any Preferred Stock or grant options to purchase any Preferred Stock.

            (m) For a period of three years from the Effective Date, the Company will use all reasonable efforts to maintain the listing of the Preferred Stock (including, without limitation, the Offered Shares) on the AMEX.

            (n) The Company shall, at its sole cost and expense, supply and deliver to the Underwriter and the Underwriter's counsel, within a reasonable period from the Closing Date, transaction binders in such number and in such form and content as the Underwriter reasonably requests.

            (o) The Company will use the net proceeds from the sale of the Offered Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.


      6. Payment of Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement and related documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Shares and the Blue Sky Memorandum (and any supplement thereto); (iii) the costs and expenses incident to the authentication, issuance, sale and delivery of the Offered Shares to the Underwriter; (iv) the fees, expenses and all other costs of qualifying the Offered Shares for sale under the securities or the Blue Sky laws of those states or foreign jurisdictions in which the Offered Shares are to be offered or sold, (v) the documented fees and expenses of the Underwriter up to and not to exceed $90,000 for the fees and expenses of Underwriter's counsel and such local counsel as may have been reasonably required, the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, and the costs and expenses incurred by the Underwriter in connection with the preparation for and participation in any road shows or other meetings with the brokerage community, institutional investors or other potential purchasers of the Offered Shares; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (viii) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) any fees or costs payable to the AMEX as a result of the offering; (x) the cost of printing certificates for the Offered Shares;
(xi) the costs and charges of any transfer agent; (xii) all taxes, if any, on the issuance, delivery and transfer of the Offered Shares sold by the Company; and (xiii) all other costs and expenses reasonably incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section 6(a); provided, however, except as set forth above, the Underwriter shall be responsible for its own out-of-pocket costs and expenses.

      7. Conditions to Underwriter's Obligations. The obligation of the Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, on the Closing Date and on any Option Closing Date to the continuing accuracy of the representations and warranties of the Company, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

            (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or the sale of any of the Offered Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Company's knowledge, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Underwriter pursuant to Section 5(f) hereof.

            (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Offered Shares and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriter. The Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Underwriter shall have received from the Underwriter's counsel, an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriter, which opinion shall be satisfactory to the Underwriter.

            (c) The NASD shall have indicated it has no objection to the underwriting arrangements pertaining to the sales of any of the Offered Shares.

            (d) The Underwriter shall have received at or prior to the Closing Date from Underwriter's counsel a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Offered Shares under the securities or Blue Sky laws of such jurisdictions designated by the Underwriter pursuant to Section 5(f) hereof.

            (e) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriter a signed opinion of Shumaker Williams, P.C., counsel to the Company, dated as of each such date and addressed to the Underwriter, to the effect set forth in Exhibit A hereto, or to such effect as is otherwise reasonably satisfactory to the Underwriter.

            (f) At the Closing Date and on any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the Company and the Subsidiaries from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by the Company or the Subsidiaries other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company or the Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or the Subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or threatened against or directly affecting the Company or the Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

            (g) The Underwriter shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriter, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(g) hereof have been satisfied.

            (h) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Underwriter shall have received a letter, dated the date of delivery thereof, addressed to the Underwriter, in form and substance satisfactory to the Underwriter (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) from KPMG, LLP:

                  (i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                  (ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of the Company and the Subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                  (iii) stating that, on the basis of the specified procedures, which included the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 71, Interim Financial Information (with respect to the latest available unaudited consolidated financial statements of the Company), a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Board of Directors of the Company and the Audit and Compensation Committees of such Boards and inquiries to certain officers and other employees of the Company responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and related schedules, if any, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations, or (2) were not fairly presented in conformity with GAAP or statutory accounting practices on a basis substantially consistent with that of the audited Consolidated Financial Statements and related schedules included in the Registration Statement; or (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock (other than the issuance of capital stock upon the exercise of options granted under plans disclosed in the Prospectus or otherwise outstanding and disclosed in the Prospectus), increase in long-term debt of the Company or any decrease in consolidated net current assets or shareholders equity of the Company as compared with the amounts shown in the December 31, 2001 audited balance sheets of the Company included the Registration Statement or that for the periods from December 31, 2001 to the date of the latest available unaudited financial statements of the Company and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriter shall in its sole discretion accept;

                  (iv) stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been specified by the Underwriter prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of the Company's accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by the Company) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.

      All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection (h).

            (i) There shall have been duly tendered to the Underwriter, certificates or uncertificated shares representing all of the Offered Shares to be purchased by the Underwriter on the Closing Date or Option Closing Date, as the case may be.

            (j) The issuance and sale of the Offered Shares shall be legally permitted under applicable Blue Sky or state securities laws so long as such sales are made in accordance with the Blue Sky Memorandum.

            (k) At the Closing Date and any Option Closing Date, the Underwriter shall have been furnished such additional documents, information and certificates relating to the Company and the Subsidiaries or the transactions contemplated by this Agreement as it shall have reasonably requested.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and the Underwriter's counsel. The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Underwriter may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to the Company.

      8.    Indemnification and Contribution.

            (a) The Company shall indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon (i) any breach of the Company's representations and warranties made in this Agreement or (ii) any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any other document filed in any jurisdiction in order to qualify all or any part of the Offered Shares under the securities laws thereof or filed with the SEC, the NASD or AMEX (in this Section 8 collectively called "application"), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, the NASD or AMEX, as the case may be; and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Offered Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the Regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The obligations of the Company under this Section 8(a) will be in addition to any liability the Company may otherwise have.

            (b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnities from the Company contained in subsection 8(a)(ii) above, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application in reliance upon, and in conformity with written information furnished (or not furnished in the case of an omission or an alleged omission of information relating to any Underwriter) to the Company by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application, as the case may be. The obligations of the Underwriter under this Section 8(b) will be in addition to any liability which the Underwriter may otherwise have.

            (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to
Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section
8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party as they are incurred by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Anything in this Section 8 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

            (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Offered Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriter and the Company, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9, 10 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Offered Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

      10.   Effective Date of This Agreement and Termination Hereof.

            (a) This Agreement shall become effective at 10:00 a.m. EDT time, on the first business day following the Effective Date or at the time of the public offering by the Underwriter of the Offered Shares, whichever is earlier, except that the provisions of Sections 6, 8, 9 and 10 hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this
Section 10, shall mean the time when any of the Offered Shares are first released by the Underwriter for offering by dealers. The Underwriter and the Company may prevent the provisions of this Agreement (other than those contained in Sections 6, 8, 9 and 10) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section 8(c) hereof before the time the other provisions of this Agreement become effective.

            (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Sections 7 and 11 hereof or if any of the following have occurred:

                  (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the Company or the Subsidiaries, whether or not arising in the ordinary course of business, that would, in the Underwriter's opinion, make the offering or delivery of the Offered Shares impracticable;

                  (ii) any outbreak or significant escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, significant escalation, calamity, crisis (including, without limitation, acts of terrorism) or change would, in the Underwriter's opinion, make the offering or delivery of the Offered Shares impracticable;

                  (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, AMEX or the Nasdaq National Market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Underwriter's opinion materially and adversely affects trading on such exchange or the over-the-counter market;

                  (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, including, without limitation, the Federal Reserve Board, which in the Underwriter's opinion materially and adversely affects or will materially or adversely affect the Business Condition of the Company or the Subsidiaries;

                  (v) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities;

                  (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Underwriter's opinion has a material adverse effect on the securities markets in the United States; or

                  (vii) trading in any securities of the Company shall have been suspended by the AMEX or the SEC.

            (c) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Underwriter shall notify the Company promptly by telephone or facsimile, confirmed by letter.

      11. Information Furnished by the Underwriter. The identity of the Underwriter set forth in the first paragraph under the heading "Underwriting," the reallowance figure appearing in the third paragraph under the heading "Underwriting" and the representations with respect to the matters in the seventh paragraph under the heading "Underwriting" constitute the only written information furnished by reference or on behalf of the Underwriter referred to in Sections 1(b) and 8 hereof.

      12. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, (by overnight United States Express Mail) delivered by hand or by overnight courier guaranteeing next business day delivery or telecopied and confirmed to Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania 19428; Attention: Mr. David P. Lazar, facsimile number (610) 832-1212; with a copy to Pepper Hamilton LLP,

3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, Pennsylvania 19103; Attention: James D. Epstein, Esquire; facsimile number (215) 981-4750; and if sent to the Company, shall be mailed (by overnight United States Express
Mail), delivered by hand or by overnight courier guaranteeing next business day delivery or telecopied and confirmed to Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania, 18901 Attention: John C. Soffronoff, facsimile number (215) 345-7286; with a copy to Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, Pennsylvania, 17011; Attention: Nicholas Bybel, Jr., Esquire; facsimile number (717) 763-7419.

      13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company, and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Offered Shares merely because of such purchase.

      14. Definition of Business Day. For purposes of this Agreement, "business day" means any day on which the AMEX is opened for trading.

      15. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in one or more counterparts, including by facsimile or electronic signatures and all such counterparts will constitute one and the same instrument.

      16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth. All references herein to the knowledge of the Company shall be deemed to include the knowledge of each of the Subsidiaries.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                          Very truly yours,

                                          PREMIER BANCORP, INC.


                                          By:________________________________
                                          Name:
                                          Title: President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BOENNING & SCATTERGOOD, INC.


By:________________________________
Name:
Title:

                                    EXHIBIT A


                         Matters to be Covered in the Opinion of
                             Shumaker Williams, P.C.
                        Special Counsel for the Company



      1. The Company has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the Commonwealth with the requisite power and authority to own its properties and conduct its businesses as described in the Prospectus; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was organized with the requisite power and authority to own its properties and conduct its businesses as described in the Prospectus; each of the Company and the Subsidiaries are qualified to transact business in each jurisdiction in which the conduct of its business or in which its ownership or leasing of property requires such qualification except where any such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      2. The Company has all requisite power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance moratorium, or similar laws and court decisions relating to or affecting creditors' rights generally; (b) general principles of equity, regardless of whether applied in a proceeding at law or in equity; (c) judicial imposition of an implied covenant of good faith and fair dealing; and (d) Federal state laws or public policy relating to the enforceability of the indemnification and contribution provisions contained in this Agreement.

      3. The execution, delivery and performance of this Agreement by the Company does not and will not, with or without the giving of notice or the lapse of time or both, (A) conflict with any terms or provisions of the Company's Articles of Incorporation, as amended, or Bylaws, as amended or any of the Subsidiaries' Articles or Certificates of Incorporation, as amended, Certificate of Organization, Bylaws or similar governing document, as amended; (B) result in a breach of, or constitute a default under, result in the termination or modification of, or result in the creation of imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company and/or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument known to such counsel and to which the Company or the Subsidiaries are a party or by which any of their properties are bound or affected; (C) violate any Federal or Pennsylvania law, rule or regulation or any judgment, order or decree known to such counsel of any government or governmental agency, instrumentality or court having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or business.

      4. The outstanding shares of capital stock and other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to such counsel's knowledge, are owned by the Company, directly or indirectly, and to the knowledge of such counsel, no options, warrants or other rights to purchase any shares of capital stock of the Subsidiaries are outstanding.

      5. At the date or dates indicated in the Prospectus, the Company had the duly authorized capital stock as set forth under the heading "Capitalization" in the Prospectus and, to the knowledge of such counsel, the outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock have been duly authorized and validly issued and are fully paid and non-assessable; the common stock issuable upon exercise of outstanding options, when issued in accordance with the respective terms thereof, will be duly authorized and validly issued and will be fully paid and non-assessable; certificates for the Offered Shares (if any) are in proper form and conform in all respects to the requirements of the Pennsylvania Business Corporation Law; the Offered Shares to be sold by the Company pursuant to the Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders under the Pennsylvania Business Corporation Law or by any contract to which the Company is a party and which is known to such counsel exists with respect to any of the Offered Shares to be sold by the Company or the issue and sale thereof and, to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Shares to be sold by the Company as contemplated by this Agreement gives any security holder of the Company any rights, other than those which have been satisfied or waived, for or relating to the registration of any capital stock of the Company.

      6. To the knowledge of such counsel, the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      7. The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act. Any and all filings required to be made by Rule 424 and Rule 430A under the Act have been made.

      8. The statements under the heading "Description of Securities" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly present in all material respects the information contained in such documents or such matters of law.

      9. The Preferred Stock (including the Offered Shares) has been duly listed for trading on the American Stock Exchange, subject only to notice of issuance.

      10. The Registration Statement, the Prospectus and each amendment or supplement thereto, and each document filed by the Company with the SEC and incorporated by reference therein, comply as to form with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder.

      11. Such counsel does not know of any contracts or documents required to be filed as exhibits to, or incorporated by reference in, the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

      12. To such counsel's knowledge, there are no claims, actions, suits proceedings, arbitrations, investigations or inquiries pending before, or threatened by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal, to which the Company or any of the Subsidiaries is a party or is threatened to be made a party that, if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect or would materially adversely affect the sale of the Offered Shares.

      13. Other than from the SEC and AMEX, no approval, consent, order or authorization by any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions therein contemplated (other as may be required by the NASD or by state securities and Blue Sky laws, as to which such counsel need express no opinion).

      14. In addition to the matters set forth above, such opinion shall also include a statement to the effect that while such counsel is not passing upon and does not assume any responsibility for the accuracy, adequacy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as to the matters set forth in paragraphs 8 and 11 above), and has not conducted any independent investigation to determine the existence or absence of any factual conditions or circumstances, based upon such counsel's participation in discussions with representatives of the Company, and the Underwriter, counsel for the Underwriter , and KPMG in connection with the preparation of the Registration Statement and Prospectus, nothing has come to the attention of such counsel which leads such counsel to believe that the Registration Statement, at the time it became effective and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or that the Prospectus on the Effective Date and as of the date of the Prospectus, as the case may be, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; except that such counsel need express no opinion with respect to the financial statements, schedules and the notes thereto, or other financial information derived therefrom and other financial and statistical information contained in or omitted therefrom.

      The foregoing opinion may be limited to the laws of the United States and Pennsylvania. Such counsel may rely as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of government officials.